                        MODIFICATION AND CONSENT EXECUTED
                               IN CONNECTION WITH
                SMITH-LURIE/MARKS FAMILY STOCKHOLDERS' AGREEMENT

                           [RE HARCOURT GENERAL, INC.]


     THIS AGREEMENT, dated as of the _____ day of May, 1994 is among those certain holders of the issued and outstanding Class B Stock of Harcourt General, Inc., a Delaware corporation (the "COMPANY") listed on the signature pages hereto (collectively referred to herein as the "STOCKHOLDERS") and The First National Bank of Boston ("BANK OF BOSTON"), as agent (in such capacity, the "AGENT") for the Secured Parties (as defined below).

     Reference is hereby made to:

     (i) the Loan Agreement, dated as of May __, 1994 (the "LOAN AGREEMENT"), among Philadelphia Eagles Holdings, L.P. ("HOLDINGS"), Philadelphia Eagles, Inc. ("TEAM GP"), Nancy Lurie Marks and Richard A. Smith, not in their individual capacities but solely in their capacities as Trustees (the "TRUSTEES") under the trust established f/b/o Nancy Lurie Marks under Article VIII of the will, dated December 24, 1959, of Philip Smith (such Trustees as trustees of such trust hereinafter referred to as the "TRUST") (Holdings, the Team GP and the Trust are collectively referred to herein as the "BORROWERS"), the financial institutions which are now, or hereafter become, parties thereto as lenders (the "LENDERS") and Bank of Boston as Agent for the Lenders;

     (ii) the Pledge Agreement, dated as of May __, 1994 (the "NON-TEAM PLEDGE AGREEMENT"), among Jeffrey R. Lurie ("LURIE"), Nancy Lurie Marks ("MARKS"), Marian Realty Company ("MRC"), the Team GP and Bank of Boston, as Agent for the Secured Parties specified therein (the "SECURED PARTIES");

     (iii) the Pledge Agreement, dated as of May __, 1994 (the "TRUST PLEDGE AGREEMENT") between the Trust and Bank of Boston, as Agent for the Secured Parties (the Non-Team Pledge Agreement and the Trust Pledge Agreement are collectively referred to herein as the "PLEDGE AGREEMENTS"); and

     (iv) the Smith-Lurie/Marks Family Stockholders' Agreement [Re Harcourt General, Inc.], dated as of December 29, 1986 (as supplemented by (A) the First Supplement to Stockholders' Agreement, dated as of January 8, 1988, as executed by Amy S. Berylson, (B) the Second Supplement to Stockholders' Agreement, dated as of December 5, 1988, as executed by Amy S. Berylson, (C) the Third Supplement to Stockholders' Agreement, dated as of April 29, 1989, as executed by Robert Smith and (D) the Fourth Supplement to Stockholders' Agreement, dated as of December 5, 1990, as executed by Debra S. Knez) (as so supplemented and in effect on the date hereof, the "STOCKHOLDERS AGREEMENT"), among the Stockholders.

                            W I T N E S S E T H :
                            - - - - - - - - - - -

     WHEREAS, pursuant to the Pledge Agreements, Lurie, Marks, MRC and the Trust have agreed to pledge to the Agent for the benefit of the Secured Parties certain shares of Class B Stock issued by the Company and owned by such Stockholders (the "PLEDGED STOCK") to secure the obligations of the Borrowers to the Lenders under the Loan Agreement and the related loan documents;

     WHEREAS, pursuant to the Stockholders Agreement the transfer and sale of the Pledged Stock is subject to certain restrictions and limitations as more specifically set forth therein;

     WHEREAS, Lurie, Marks, MRC and the Trust have requested that the other Stockholders agree to certain modifications to the Stockholders Agreement; and

     WHEREAS, it is a condition precedent to the making of loans by the Lenders under the Loan Agreement that (i) certain restrictions or limitations on the transfer or sale of the Pledged Stock be modified during the term of the Loan Agreement and (ii) that the Stockholders execute and deliver to the Agent a modification and consent agreement substantially in the form hereof in order to satisfy such condition; and

     WHEREAS, the Stockholders are willing to agree to such modifications as described herein;

     NOW, THEREFORE, each of the undersigned parties agrees as follows:

     SECTION 1. DEFINITIONS. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement that are defined in the Stockholders Agreement shall have the meanings given to such terms in the Stockholders Agreement.

     SECTION 2. MODIFICATION AND CONSENT. Each Stockholder hereby agrees that, so long as any Obligation is outstanding under and as defined in the Loan Agreement, with respect to any Pledged Stock the terms, provisions and conditions of the Stockholders Agreement shall be modified as set forth below:

     (a) Paragraph 2(b) of the Stockholders Agreement shall be restated in its entirety as follows:

               Each Stockholder (other than the Selling Stockholder) may elect to purchase all or any portion of the Offered Shares by written notice to the Selling Stockholder (the "ACCEPTANCE") given within ten (10) business days after receipt of the Offer; and each such Stockholder so electing is herein referred to as a "PURCHASING STOCKHOLDER". The Acceptance shall


                                      -2-
                               Page 31 of 93 pages
                specify (i) the number of Offered Shares to be purchased by such Stockholder (the "ACCEPTED SHARES"), and (ii) the Purchase Price (hereinafter defined) for such number of Accepted Shares to be purchased as computed by the Purchasing Stockholder.

     (b) Paragraph 2(c) of the Stockholders Agreement shall be modified and restated in its entirety as follows:

                The Purchase Price for any Accepted Shares shall be the arithmetic mean average of the Closing Prices (as hereinafter defined) of the Common Stock on each business day during the period beginning on the date the Offer relating to such Accepted Shares is given and ending on the fifth (5th) business day thereafter (the "AVERAGE CLOSING PRICE"), MULTIPLIED by the number of Accepted Shares.

     (c) Paragraph 2(d) of the Stockholders Agreement shall be modified as follows:

          (i) The first subparagraph of Paragraph 2(d) shall be modified by deleting the words "as of the Trade Date" at the end of such subparagraph.

          (ii) The second subparagraph of Paragraph 2(d) shall be restated in its entirety as follows:

                Furthermore, if the Average Closing Price of the Common Stock relating to any Accepted Shares shall be less than ninety percent (90%) of both (i) the Closing Price of the Common Stock on the date of the Offer relating to such Accepted Shares, and
                (ii) the arithmetic mean average of the Closing Prices of the Common Stock for the twenty (20) consecutive business days immediately preceding the date of such Offer, the Selling Stockholder may, by written notice to all Purchasing Stockholders given within four (4) business days after receipt of the latest Acceptance which shall have been timely given to the Selling Stockholder, elect to rescind such Offer, in which event, upon the giving of such notice, such Offer shall be treated with the same force and effect as if it had never been given and this Agreement shall continue in full force and effect with respect to the Offered Shares.

          (iii) The last subparagraph of Paragraph 2(d) shall be modified by adding to the end of such last paragraph the words "as it appears in the WALL STREET JOURNAL."


                                       -3-
                               Page 32 of 93 pages

     (d) The first sentence of Paragraph 2(e) of the Stockholders Agreement shall be restated in its entirety as follows:

               The Purchase Price for any Accepted Shares shall be paid (in immediately available Federal Funds) by the Purchasing Stockholder to each Selling Stockholder on the seventh (7th) business day after receipt of the Acceptance relating to such Accepted Shares (the "CLOSING DATE"), at the Executive Offices of the Company, against delivery by such Selling Stockholder of stock certificates and instruments of conveyance sufficient to transfer such Accepted Shares to the Purchasing Stockholder free and clear of all liens and encumbrances; and in such event such Selling Stockholder shall deliver the stock certificates and instruments of conveyance sufficient to effect such transfer at such time concurrently with receipt of the Purchase Price.

     (e) Paragraph 2(f) of the Stockholders Agreement shall be modified by deleting each reference to "Offered Shares" contained in such Paragraph 2(f) and substituting the words "Accepted Shares" therefor.

     (f)  Paragraph 2(h) of the Stockholders Agreement shall be modified by:


          (i) deleting the words "Trade Date to a date not more than" contained in subparagraph A of such Paragraph 2(h) and substituting the words "date the Acceptance is given to a date" therefor; and

          (ii) deleting each reference to "OFFERED SHARES" contained in such Paragraph 2(h) and substituting the words "ACCEPTED SHARES" therefor.

     (g)  Paragraph 2(j) of the Stockholders Agreement shall be modified by:

          (i) deleting the words "and, accordingly, the Trade Date and the Purchase Price with respect to each such transaction shall be as set forth in the Acceptance given by each Purchasing Stockholder" contained in the first sentence of such Paragraph 2(j);

          (ii) deleting the words "the Trade Date," contained in the second sentence of such Paragraph 2(j); and

          (iii) deleting each reference to "Offered Shares" contained in the last sentence of such Paragraph 2(j) and substituting the words "Accepted Shares" therefor.


                                      -4-
                               Page 33 of 93 pages

     (h) Paragraph 2(l) of the Stockholders Agreement shall be modified as follows:

          (i) The first subparagraph of such Paragraph 2(l) shall be restated in its entirety as follows:

               If no Stockholder shall elect to purchase the Offered Shares by sending an Acceptance within ten (10) business days after the Offer has been given, the Selling Stockholder may convert the Offered Shares into Common Stock as hereinafter provided. If an Acceptance shall have been sent and a Purchasing Stockholder shall have defaulted in the performance of its obligations to purchase the Accepted Shares described in the Acceptance given by such defaulting Purchasing Stockholder, the Selling Stockholder shall have no obligation to sell the Accepted Shares subscribed for by the defaulting Stockholder to other Stockholders and may convert such Accepted Shares into Common Stock as hereinafter provided. Whenever a Selling Stockholder is permitted to convert Class B Stock into Common Stock pursuant to this Agreement, such conversion shall be permitted only if such conversion is effected within forty-five (45) days after delivery to the Stockholders of the Offer or within thirty (30) days after the Closing Date if the right to effect such conversion shall result from a default by a Purchasing Stockholder.

          (ii) The remaining subparagraphs of such Paragraph 2(l) shall be deleted in their entirety.

     (i) Paragraph 2 of the Stockholders Agreement shall be further modified by adding the following new paragraph (m) at the end of such Paragraph 2:

               (m) Any Pledged Stock transferred or sold by Marks, MRC or the Trust, the proceeds of which would be used solely for repayment of the Obligations under and as defined in the Loan Agreement, or by the Agent to other than an existing Stockholder or its successors and assigns, upon such transfer or sale shall no longer be subject to this Agreement and such transferee shall not constitute a Stockholder hereunder.

     (j) Paragraph 3 of the Stockholders Agreement shall be deleted in its entirety.

     (k) Paragraph 4 of the Stockholders Agreement shall be modified by inserting at the end of the first sentence of the first subparagraph of such Paragraph 4 the words "as from time to time modified and in effect."

     SECTION 3. COVENANTS. Each Stockholder hereby acknowledges and agrees that:

                                      -5-
                               Page 34 of 93 pages

     (a) the pledge of the Pledged Stock to the Agent for the benefit of the Secured Parties and the exercise by the Agent of its rights under the Pledge Agreements is, in each case, permitted under the terms of the Stockholders Agreement as modified by this Agreement;

     (b) in the event that the Agent exercises its rights under the Pledge Agreements after an event of default under the Loan Agreement, the Agent will be entitled to exercise all rights of a Class B Stockholder (but shall not be included in the definition of "Stockholder" for purposes of the Stockholders Agreement) under the Stockholders Agreement (but not in derogation of any rights to purchase the Pledged Stock that other Stockholders may have); and

     (c) pursuant to Paragraph 5 of the Stockholders Agreement, upon conversion of the Pledged Stock to Common Stock of the Company, all restrictions on the Pledged Stock under the Stockholders Agreement shall automatically terminate.

     SECTION 4. AGENT AS PLEDGEE. The Agent on behalf of the Lenders as pledgee of the Pledged Stock agrees to be bound by all of the terms and conditions of the Stockholders Agreement applicable to a Stockholder of the Pledged Stock in exercising any rights with respect to such Pledged Stock, as such terms and conditions shall be modified by this Agreement.

     SECTION 5. MISCELLANEOUS. This Agreement and the Stockholders Agreement shall be read as and construed as a single agreement. All references to "this Agreement" contained in the Stockholders Agreements shall hereafter (unless terminated pursuant to Section 6 of this Agreement) refer to the Stockholders Agreement as amended hereby. This Agreement may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement, it shall not be necessary to produce or account for more than on such counterpart signed by the party against which enforcement is sought. This Agreement shall be binding upon the heirs, successors and assigns of the Stockholders and shall inure to the benefit of the Agent and the Lenders and the Agent's and each Lender's successors and assigns.

     SECTION 6. TERMINATION OF MODIFICATION AND CONSENT; ETC. This Agreement shall continue in full force and effect and the agreements of each Stockholder shall continue to be fully operative until all of the Obligations (as defined in the Loan Agreement) have been paid and satisfied in full. Notwithstanding the foregoing, this Agreement shall apply only to those shares of Restricted Stock which are subject to the Pledge Agreements.

     SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE

                                      -6-
                               Page 35 of 93 pages

COMMONWEALTH OF MASSACHUSETTS AND SHALL BE A SEALED INSTRUMENT UNDER SUCH LAWS.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]



                                      -7-
                               Page 36 of 93 pages

     WITNESS THE EXECUTION HEREOF, under seal as of the day and year first above written.


                                    --------------------------------------------
                                    Richard A. Smith


                                    --------------------------------------------
                                    Susan F. Smith


                                    --------------------------------------------
                                    Nancy L. Marks


                                    TRUST U/W/O PHILIP SMITH F/B/O
                                    RICHARD A. SMITH


                                    By:
                                       -----------------------------------------
                                       Nancy L. Marks, as Trustee and not
                                       individually


                                    By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                    TRUST U/W/O PHILIP SMITH F/B/O
                                    NANCY L. MARKS


                                    By:
                                       -----------------------------------------
                                       Nancy L. Marks, as Trustee and not
                                       individually


                                    By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually

                                      -8-
                               Page 37 of 93 pages

                                   A-D-R TRUST F/B/O AMY SMITH
                                   BERYLSON U/I/T dated 2/9/67


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a Susan M. Smith,
                                       as Trustee and not individually


                                   By:
                                       -----------------------------------------
                                       Mark D. Balk, as Trustee and not
                                       individually

                                   A-D-R TRUST F/B/O ROBERT A. SMITH
                                   U/I/T dated 2/9/67


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a Susan M. Smith, as
                                       Trustee and not individually


                                   By:
                                       -----------------------------------------
                                       Mark D. Balk, as Trustee and not
                                       individually


                                   A-D-R TRUST F/B/O DEBRA SMITH KNEZ
                                   U/I/T dated 2/9/67


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a Susan M. Smith, as
                                       Trustee and not individually


                                   By:
                                       -----------------------------------------
                                       Mark D. Balk, as Trustee and not
                                       individually




                                      -9-
                               Page 38 of 93 pages

                                   C-J-P TRUST F/B/O CATHY LURIE U/I/T
                                   dated 12/10/73


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   C-J-P TRUST F/B/O JEFFREY LURIE U/I/T
                                   dated 12/10/73


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   C-J-P TRUST F/B/O PETER LURIE U/I/T
                                   dated 12/10/73


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   RICHARD A. SMITH 1976 CHARITABLE
                                   TRUST U/D/T dated 12/16/76


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a/ Susan M. Smith,
                                       as Trustee and not individually


                                   MARIAN SMITH D-R-A 1976 CHARITABLE
                                   TRUST U/D/T dated 12/16/76


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a/ Susan M. Smith,

                                      -10-
                               Page 39 of 93 pages
                                       as Trustee and not individually


                                   NANCY LURIE MARKS 1976 CHARITABLE
                                   TRUST U/D/T dated 12/16/76


                                   By:
                                       -----------------------------------------
                                       Darline M. Lewis, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Mark D. Balk, as Trustee and not
                                       individually


                                   MARIAN SMITH J-C-P 1976 CHARITABLE
                                   TRUST U/D/T dated 12/16/76


                                   By:
                                       -----------------------------------------
                                       Nancy Lurie Marks, as Trustee and not
                                       individually


                                   RICHARD A. SMITH FAMILY TRUST
                                   U/W/O MARIAN J. SMITH F/B/O DEBRA
                                   SMITH KNEZ


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Nancy L. Marks, as Trustee and not
                                       individually



                                      -11-
                               Page 40 of 93 pages

                                   RICHARD A. SMITH FAMILY TRUST
                                   U/W/O MARIAN J. SMITH F/B/O
                                   ROBERT A. SMITH


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Nancy L. Marks, as Trustee and not
                                       individually


                                   RICHARD A. SMITH FAMILY TRUST
                                   U/W/O MARIAN J. SMITH F/B/O AMY S.
                                   BERYLSON


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Nancy L. Marks, as Trustee and not
                                       individually


                                   NANCY S. LURIE FAMILY TRUST U/W/O
                                   MARIAN J. SMITH F/B/O CATHY J. LURIE


                                   By:
                                       -----------------------------------------
                                       Nancy Lurie Marks, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually

                                      -12-
                               Page 41 of 93 pages

                                   NANCY S. LURIE FAMILY TRUST U/W/O
                                   MARIAN J. SMITH F/B/O JEFFREY R.
                                   LURIE


                                   By:
                                       -----------------------------------------
                                       Nancy Lurie Marks, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   PETER A. LURIE TRUST U/W/O MARIAN J.
                                   SMITH


                                   By:
                                       -----------------------------------------
                                       Nancy Lurie Marks, as Trustee and not
                                       individually


                                   By:
                                       -----------------------------------------
                                       Richard A. Smith, as Trustee and not
                                       individually


                                   A-D-R CHARITABLE FOUNDATION AND
                                   TRUST U/I/T dated 11/1/68


                                   By:
                                       -----------------------------------------
                                       Susan F. Smith a/k/a Susan M. Smith, as
                                       Trustee and not individually


                                   By:
                                       -----------------------------------------
                                       Mark D. Balk, as Trustee and not
                                       individually

                                      -13-
                               Page 42 of 93 pages

                                   MORRIS J. LURIE FAMILY TRUST U/I/T
                                   dated 4/15/58 F/B/O CATHY J. LURIE, ET AL


                                   By:   ________________________________
                                         Nancy L. Marks, as Trustee and not
                                         individually


                                   By:    ________________________________
                                         Richard A. Smith, as Trustee and not
                                         individually


                                   MORRIS J. LURIE FAMILY TRUST U/I/T
                                   dated 4/15/58 F/B/O JEFFREY R. LURIE, ET
                                   AL


                                   By:   ________________________________
                                         Nancy L. Marks, as Trustee and not
                                         individually


                                   By:   _______________________________
                                         Richard A. Smith, as Trustee and not
                                         individually


                                   MORRIS J. LURIE FAMILY TRUST U/I/T
                                   dated 4/15/58 F/B/O PETER A. LURIE, ET AL


                                   By:   ________________________________
                                         Nancy L. Marks, as Trustee and not
                                         individually


                                   By:   ________________________________
                                         Richard A. Smith, as Trustee and not
                                         individually

                                      -14-
                               Page 43 of 93 pages

                                 SMITH MANAGEMENT COMPANY


                                 By:
                                     -------------------------------------------
                                     Its
                                     Hereunto duly authorized


                                 MARIAN REALTY COMPANY


                                 By:
                                     -------------------------------------------
                                     Its
                                     Hereunto duly authorized


                                     -------------------------------------------
                                     Amy S. Berylson


                                     -------------------------------------------
                                     Robert A. Smith


                                     -------------------------------------------
                                     Debra S. Knez


                                     -------------------------------------------
                                     Jeffrey R. Lurie


                                     -------------------------------------------
                                     Cathy J. Lurie


Accepted and Agreed to this ____ day of May, 1994

THE FIRST NATIONAL BANK OF BOSTON,
as Agent


                                      -15-
                               Page 44 of 93 pages

By:
    ------------------------
    Its
    Hereunto duly authorized

Receipt of a counterpart execution copy of this First Release of Shares is acknowledged this ____ day of May, 1994.


HARCOURT GENERAL, INC.


By:
    ------------------------
    Its
    Hereunto duly authorized

                                      -16-
                               Page 45 of 93 pages